UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AGEAGLE AERIAL SYSTEMS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AGEAGLE AERIAL SYSTEMS INC.

8201 E. 34th Street N, Suite 1307

Wichita, Kansas 67226

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held January 22, 2026

TO THE STOCKHOLDERS OF AGEAGLE AERIAL SYSTEMS INC.:

The Special Meeting of the stockholders (the “Special Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), will be held as a virtual meeting on January 22, 2026 at 2:00 p.m., Eastern Time, at www.proxypush.com/UAVS. The Special Meeting will be held in a virtual meeting format only, and you will not be able to attend the Special Meeting physically. The Special Meeting is being held so that stockholders may be given the opportunity to:

(1) Approve the issuance of shares of our common stock, par value $0.001, issuable upon the conversion of 100,000 shares of our Series G Convertible Preferred Stock, par value $0.001 per share, with an initial conversion price equal to $1.23 per share;

(2) Approve an amendment to the 2017 Omnibus Equity Incentive Plan;

(3) Ratify the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent accountants for the fiscal year ending December 31, 2025;

(4) Approve the AgEagle Aerial Systems Inc. Employee Stock Purchase Plan; and

(5) Transact any other business as may properly be presented at the Special Meeting or any adjournment thereof.

Stockholders of record of the Company’s common stock at the close of business on December 4, 2025 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Your attention is directed to the proxy statement (this “Proxy Statement”) accompanying this Notice of the Special Meeting for a more complete statement of matters to be considered at the Special Meeting.

It is anticipated that on or about December 9, 2025 we will commence mailing to our stockholders (other than those who previously requested electronic delivery) the proxy materials, which include this Notice of the Special Meeting, the proxy statement, and a proxy card.

All stockholders are cordially invited to attend the Special Meeting virtually. Whether or not you plan to participate in the Special Meeting, your vote is very important, and we encourage you to vote promptly. After reading this Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it by following the instructions on the proxy card or voting instruction card or vote by telephone or by Internet. If you virtually attend the Special Meeting, you will have the right to revoke the proxy and vote your shares. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

By Order of the Board of Directors,

/s/ Grant Begley
Grant Begley
Chairman of the Board of Directors

Dated: December 9, 2025

AGEAGLE AERIAL SYSTEMS INC.

8201 E. 34th Street N

Suite 1307

Wichita, Kansas 67226

PROXY STATEMENT

for

Special Meeting of Stockholders

to be held January 22, 2026

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) in connection with the Special Meeting of the stockholders (the “Special Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company” or “AgEagle”), that will be held as a virtual meeting on January 22, 2026 at 2:00 p.m., Eastern Time, at www.proxypush.com/UAVS for the following purposes:

(1) To approve the issuance of shares of our common stock, par value $0.001 (the “Series G Issuance Proposal”), issuable upon the conversion of 100,000 shares of our Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Stock”), with an initial conversion price equal to $1.23 per share (the “Initial Series G Conversion Price”);

(2) To approve an amendment (the “Equity Incentive Plan Amendment Proposal”) to the 2017 Omnibus Equity Incentive Plan (the “Plan”);

(3) To ratify the appointment of Grassi & Co., CPAs, P.C. (“Grassi”) as the Company’s independent accountants for the fiscal year ending December 31, 2025 (the “Ratification of Accountants Proposal”);

(4) To approve (the “ESPP Proposal” and, together with the Series G Issuance Proposal, the Equity Incentive Plan Amendment Proposal and the Ratification of Accountants Proposals, the “Proposals”) the AgEagle Aerial Systems Inc. Employee Stock Purchase Plan (the “ESPP”); and

(4) To transact any other business as may properly be presented at the Special Meeting or any adjournment thereof.

The Board of Directors set December 4, 2025 as the record date (the “Record Date”) to determine those holders of common stock, par value $0.001 per share, of the Company who are entitled to notice of, and to vote at, the Special Meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office at 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226 during the 10-day period preceding the Special Meeting. The Special Meeting will be held in virtual meeting format only, and you will not be able to attend the Special Meeting physically.

It is anticipated that on or about December 9, 2025 we will commence mailing to our stockholders (other than those who previously requested electronic delivery) the proxy materials, which include this Notice of the Special Meeting, the proxy statement (this “Proxy Statement”), and a proxy card.

There is no charge to you for requesting a paper copy of these documents. Please choose one of the following methods to make your request:

●	By Internet: www.Investorelections.com/UAVS
●	By Telephone: 1-866-870-3684
●	By E-Mail*: paper@investorelections.com

IMPORTANT: Please mark, date and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope or vote by telephone or by Internet to assure that your shares are represented at the meeting.

Our Proxy Statement is enclosed. Financial and other information concerning AgEagle is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2024, which we filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2025 (“2024 Annual Report”).

GENERAL INFORMATION ABOUT VOTING

Proxy Materials

Why am I receiving these materials?

The Board of Directors of the Company has delivered printed proxy materials to you by mail (unless you previously requested electronic delivery) in connection with the solicitation of proxies for use at the Special Meeting, which will take place virtually on January 22, 2026 at 2:00 p.m., Eastern Time.

As a stockholder, you are invited to participate in the Special Meeting and are requested to vote on the Proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

●	the Notice of the Special Meeting;

●	this Proxy Statement for the Special Meeting; and

●	the proxy card or a voting instruction card for the Special Meeting.

How can I access the proxy materials over the Internet?

We are making this Proxy Statement and voting instructions available to stockholders on or about December 9, 2025 at https://eaglenxt.com/investors/sec-filings/.

In addition, stockholders may request to receive proxy materials electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printed materials.

How may I obtain a paper copy of the proxy materials?

It is anticipated that on or about December 9, 2025 we will commence mailing to the stockholders of record (other than those who previously requested electronic delivery) the proxy materials, which include the Notice of the Special Meeting, this Proxy Statement, and a proxy card.

Beneficial owners who are not stockholders of record may request a printed copy of the proxy materials by following the instructions provided to you by your broker. See “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below.

Complete copies of our Proxy Statement are available on our website, https://eaglenxt.com/investors/sec-filings/, and may also be obtained from the Secretary of the Company by sending a written request to AgEagle Aerial Systems Inc., Secretary, 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226 or by calling (620) 325-6363, or by emailing Investor Relations at UAVS@EagleNXT.com.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of the Special Meeting and this Proxy Statement, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of the Special Meeting and this Proxy Statement, or if you hold stock of the Company in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Secretary of the Company by sending a written request to AgEagle Aerial Systems Inc., Secretary, 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226 or by calling (620) 325-6363.

If you participate in householding and wish to receive, free of charge, a separate copy of the Notice of the Special Meeting and this Proxy Statement, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Secretary of the Company, as set forth above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Voting Information

What items of business will be voted on at the Special Meeting?

The items of business scheduled to be voted on at the Special Meeting are:

(1) the Series G Issuance Proposal;

(2) the Equity Incentive Plan Amendment Proposal;

(3) the Ratification of Accountants Proposal; and

(4) the ESPP Proposal.

We will also consider any other business that properly comes before the Special Meeting.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

●	“FOR” the Series G Issuance Proposal;

●	“FOR” the Equity Incentive Plan Amendment Proposal;

●	“FOR” the Ratification of Accountants Proposal; and

●	“FOR” the ESPP Proposal.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on December 4, 2025, the Record Date, will be entitled to vote at the Special Meeting. As of the Record Date, 43,551,112 shares of the Company’s common stock were outstanding and entitled to vote. Each share of our common stock outstanding on the Record Date is entitled to one vote on each matter.

Is there a list of stockholders entitled to vote at the Special Meeting?

The names of stockholders of record entitled to vote at the Special Meeting will be available for 10 days prior to the Special Meeting at our principal executive offices at 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226. If you would like to examine the list for any purpose germane to the Special Meeting prior to the meeting date, please contact our Secretary.

How do I vote my shares?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, Equiniti Trust Company (“Equiniti”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:

●	By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 4:00 p.m., Eastern Time, on January 21, 2026. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

●	By Virtually Attending the Meeting: Please follow the instructions in the “How can I participate and vote in the Special Meeting virtually?” section of this Proxy Statement.

●	By Phone or Internet: Stockholders may vote by phone or Internet by following the instructions included in the proxy card they received. Your vote must be received by 11:59 p.m., Eastern Time on January 21, 2026 to be counted. If you wish to vote by telephone, call 1-866-870-3684 using any touch-tone telephone to vote your shares. Have your proxy card available when you access the website or when you call. We provide Internet and telephone proxy voting to allow you to vote your shares on-line or by phone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs or usage charges from Internet access providers and telephone companies.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on January 21, 2026 to be counted. Please see your proxy card for specific instructions.

Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I participate and vote at the Special Meeting virtually?

You may virtually attend the Special Meeting and any adjournment or postponement thereof only if you were a stockholder of ours at the close of business on the Record Date for the Special Meeting, or you hold a valid proxy to vote at the Special Meeting. The Special Meeting will be held virtually and will begin promptly at 2:00 p.m., Eastern Time. In order to attend the Special Meeting live via the Internet, you must register at https://register.proxypush.com/UAVS by 11:59 p.m., Eastern Time, on January 21, 2026. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration in order to vote your shares during the Special Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Special Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Upon completing your registration, you will receive further in instructions that will allow you to access the Special Meeting.

Will I have the same participation rights in this virtual-only stockholder meeting as I would have at an in-person stockholder meeting?

If you register to attend, and attend, the Special Meeting pursuant to the instructions above, you will be able to vote online during the Special Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and may be answered by the speakers. We have created and implemented the virtual format to facilitate stockholder attendance and participation by enabling stockholders to participate fully from any location, at no cost. You will, however, bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Special Meeting makes it possible for more stockholders, regardless of size, resources or physical location, to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholders communication. Both stockholders of record and street name stockholders will be able to attend the Special Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Special Meeting.

There will be technicians ready to assist you with any technical difficulties accessing the Special Meeting live audio webcast. Please be sure to check in by 2:00 p.m., Eastern Time, on January 22, 2026 (15 minutes prior to the start of the meeting is recommended), so that any technical difficulties may be addressed before the Special Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please e-mail dsmsupport@betanxt.com.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “stockholder of record” with respect to those shares. Your broker or nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to participate in the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person unless you obtain a legal proxy from your brokerage firm or bank. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Special Meeting?

The presence of the holders of stock representing a 33-1/3% of the voting power of all shares of stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you participate in, and vote electronically at, the Special Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the Proposals?

In accordance with Section 78.320(1)(b) of the Nevada Revised Statutes (the “NRS”) and the Company’s Second Amended and Restated Bylaws, the vote required to approve each Proposal is as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 – Series G Issuance Proposal	Affirmative vote of a majority of the votes cast	No

No. 2 – Equity Incentive Plan Amendment Proposal	Affirmative vote of a majority of the votes cast	No

No. 3 – Ratification of Accountants Proposal	Affirmative vote of a majority of the votes cast	Yes

No. 4 – ESPP Proposal	Affirmative vote of a majority of the votes cast	No

What is the effect of abstentions and broker non-votes?

Abstentions and broker “non-votes” will have no effect with respect to the approval of any of the Proposals.

If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the Series G Issuance Proposal, the Equity Incentive Plan Amendment Proposal and the ESPP Proposal. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the Ratification of Accountants Proposal. Non-routine matters include the Series G Issuance Proposal, the Equity Incentive Plan Amendment Proposal and the ESPP Proposal. Banks and brokers may not vote on the Series G Issuance Proposal, the Equity Incentive Plan Amendment Proposal or the ESPP Proposal if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to participate in the Special Meeting. In tabulating the voting results for any particular Proposal, shares that constitute broker non-votes are not considered entitled to vote on that Proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting.

If you are a stockholder of record, you may change your vote by (1) going to www.proxypush.com/UAVS, (2) delivering a valid, later-dated proxy in a timely manner, (3) virtually attending the Special Meeting and voting electronically (although attendance at the Special Meeting will not, by itself, revoke a proxy), or (4) voting again via phone or Internet at a later date. Please see your proxy card for specific instructions.

If you are a beneficial owner of shares held in “street name,” you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares and provided a copy to our transfer agent and registrar, Equiniti, together with your e-mail address as described below, by virtually attending the Special Meeting and voting electronically.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the Special Meeting.

What happens if additional matters are presented at the Special Meeting?

If any other matters are properly presented for consideration at the Special Meeting, the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Special Meeting.

Who will bear the cost of soliciting votes for the Special Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our officers, directors and employees. No additional compensation will be paid to our officers, directors or employees for such solicitation.

Proxies with respect to the Special Meeting may be solicited by telephone, by mail on the Internet or in person. We have retained Equiniti to aid in the distribution of proxy materials and to provide voting and tabulation services for the Special Meeting. For these services, we will pay Equiniti a fee of approximately $60,000 and reimburse it for certain expenses.

Who Can Answer Your Questions About Voting Your Shares?

If you are a holder of AgEagle’s shares and have any questions about how to vote or direct a vote in respect of your securities, you may call Equiniti, the Company’s proxy solicitor, at 866-877-6270 (toll free).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the shares of the Company’s common stock beneficially owned by each of the Company’s current directors, by each of the Company’s named executive officers (“NEOs”), by all directors and officers as a group and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, in each case as of the Record Date (except to the extent indicated otherwise in the footnotes).

Except as otherwise noted, the persons identified have sole voting and investment power with respect to their shares. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date, December 4, 2025, and the total outstanding shares used to calculate each beneficial owner’s percentage includes such shares, although such shares are not taken into account in the calculations of the total number of shares or percentage of outstanding shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within 60 days of the Record Date. There were 43,551,112 shares of common stock issued and outstanding as of the Record Date.

Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class
Five Percent Stockholders
Garrett Wilson 1599 Vineyard Drive Los Altos, California 94024	1,300,673	(2)	2.99%
Directors and Named Executive Officers
William Irby	88,169		*
Grant Begley	64,733		*
Brent Klavon	31,934		*
Kevin Lowdermilk	36,500		*
L.B. Day	19,000		*
Brent Pope	47,034		*
Alison Burgett	37,289		*
All Directors and Executive Officers as a Group (7 persons)(3)	324,659		*

* Represents less than 1% of the Company’s outstanding shares.

(1)	The mailing address for each of the Company’s directors and NEOs is 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226.
(2) (3)	Based on information contained in a Schedule 13G/A filed with the SEC on August 2, 2024. Includes shares held by directors and current executive officers.

PROPOSAL NO. 1

SERIES G ISSUANCE PROPOSAL

In accordance with The New York Stock Exchange Listed Company Manual Section 312.03(c) (“NYSE Section 312.03(c)”), we are asking our stockholders to approve the issuance of shares of our common stock issuable upon the conversion of 100,000 shares of our Series G Stock.

On November 5, 2025, we entered into a Securities Purchase Agreement (the “Series G SPA”) with certain investors (the “Series G Investors”), pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to issue and sell to the Series G Investors in a registered direct offering an aggregate of up to 100,000 shares of the Series G Stock. Subject to the terms and conditions of the Certificate of Designation of Preferences, Rights and Limitations of the Series G Convertible Preferred Stock (the “Series G Certificate of Designation”), the Series G Stock is convertible immediately upon issuance at the Initial Series G Conversion Price. The conversion price (the “Conversion Price”) is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is also subject to price-based adjustment in the event of any issuances of common stock or securities convertible, exercisable or exchangeable for common stock at a price below the then-applicable Conversion Price (subject to certain exceptions). The Company agreed to sell, and the Series G Investors, severally and not jointly, agreed to purchase an aggregate of 12,000 shares of Series G Stock (the “Initial Series G Stock”) on November 10, 2025 (the “Initial Closing Date”). Subject to the terms and conditions of the Series G SPA, including approval by the Company’s stockholders with respect to the issuance of all of the shares of the Company’s common stock issuable upon conversion of the shares of the Series G Stock in accordance with the terms of the Series G SPA in excess of 19.99% of the issued and outstanding common stock on the date of the Series G SPA, the Series G Investors may elect in their sole discretion to purchase up to a total aggregate of 88,000 additional shares of Series G Stock in one or more closings (the “Additional Series G Stock”).Upon each issuance of Additional Series G Stock, the Conversion Price will be reduced to equal the lower of (i) the Conversion Price on the trading day immediately prior to the issuance of such Additional Series G Stock and (ii) 75% of the Minimum Price (as defined in Section 713(c) of the NYSE American LLC Company Guide) on the trading day immediately prior to the issuance of such Additional Series G Stock (the “Additional Series G Conversion Price”), provided that the Conversion Price may not be less than $1.00 (the “Floor Price Condition”). The Company may waive, in its sole discretion, the Floor Price Condition.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval of the Series G Issuance Proposal in order to comply with NYSE Section 312.03(c) and the Series G SPA. Under NYSE Section 312.03(c), stockholders must approve transactions, or a series of related transactions, other than public offerings for cash or certain other financings that are not public offerings for cash, involving the sale or issuance (or potential issuance) by a company of its common stock (or securities convertible into or exercisable for its common stock) if the number of shares of common stock to be issued are, or will be upon issuance, equal to 20% or more of such company’s outstanding shares of common stock before the issuance (a “20% Issuance”). In accordance with the terms of the Series G SPA, we intend to conduct a 20% Issuance. If our stockholders do not approve the Series G Issuance, the Series G Investors will not be obligated to purchase any of the Additional Series G Stock.

Effect on Current Stockholders

If the Series G Issuance Proposal is adopted, up to 81,300,814 shares of common stock (assuming the sale of all the Additional Series G Stock and the conversion of all of the shares of Series G Stock at the Initial Series G Conversion Price) (the “Conversion Shares”) would be issued in the aggregate to the Series G Investors upon conversion of the Series G Stock. The issuance of such shares would result in significant dilution to our stockholders who are not the Series G Investors and would afford our stockholders a smaller percentage interest in the voting power, liquidation value, and aggregate book value of the Company. This means that our current stockholders who are not party to the Series G SPA will own a smaller interest in us as a result of the conversion and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of shares of common stock upon conversion of the Series G Stock will also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

Description of Series G Stock

Dividends

Holders of the Series G Stock will be entitled to receive dividends when and as declared by the Board from time to time in its sole discretion. If, at any time while any shares of the Series G Stock are outstanding, we pay a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other Common Stock Equivalents (as defined in the Series G Certificate of Designation), the conversion price used to calculate the number of shares issuable will be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such payment divided by the number of shares of common stock outstanding immediately after such payment, with such amount then being multiplied by the then-current conversion price.

Voting Rights

The Series G Stock has no voting rights, except as required by law (including, without limitation, the Chapter 78 of the NRS) and as expressly provided in the Series G Certificate of Designation. The Series G Certificate of Designation provides that the approval of the holders of a majority of the then-outstanding shares of Series G Stock is required for the Company to (i) alter or change adversely the powers, preferences or rights given to the Series G Stock, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined below) senior to, or otherwise pari passu with, the Series G Stock, (iii) amend its Amended and Restated Articles of Incorporation or other charter documents in any manner that adversely affects any rights of such holders, (iv) increase the number of authorized shares of Series G Stock, or (v) enter into any agreement with respect to any of the foregoing. Similarly, Section 78.207 of the NRS provides that the Company may not alter or change adversely any preference or any relative or other right of the Series G Stock without the approval of the holders of a majority of the then-outstanding shares of Series G Stock.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), holders of the Series G Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the stated value of the Series G Stock, plus any accrued and unpaid dividends thereon, if any, and any other fees or liquidated damages then due and owing thereon under the Series G Certificate of Designation, for each share of Series G Stock before any distribution or payment shall be made to the holders of any Junior Securities (as defined in the Series G Certificate of Designation), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to such holders shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion

The Series G Stock is convertible into the Conversion Shares. The conversion price of the Initial Series G Stock is the Initial Series G Conversion Price. The Additional Series G Conversion Price can be adjusted as set forth in the Series G Certificate of Designation, provided that the Additional Series G Conversion Price may not be less than the Floor Price Condition unless waived by the Company, subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions. The Conversion Price and the number of shares of common stock purchasable upon the conversion of the Series G Stock are also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable Conversion Price (subject to certain exceptions).

Exchange Cap

The Series G Stock will not be convertible into shares of common stock in excess of 19.99% of the issued and outstanding shares of common stock immediately prior to the Initial Closing Date except in the event that this Series G Issuance Proposal is approved.

Beneficial Ownership Limitation

The Series G Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 9.99% at the election of the holder of the outstanding common stock.

Exchange Listing

There is no established public trading market for the Series G Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Series G Stock on any national securities exchange or other trading market.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Series G Issuance Proposal that is not shared by our stockholders.

Vote Required for Approval

The approval of the Series G Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions and broker “non-votes” will have no effect with respect to the approval of the Series G Issuance Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE SERIES G ISSUANCE PROPOSAL.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE 2017 OMNIBUS EQUITY INCENTIVE PLAN

On November 24, 2025, the Board approved an amendment to the Plan to increase the number of shares that may be issued under the Plan from 300,000 to 2,300,000 (the “Equity Incentive Plan Amendment”), subject to approval of our stockholders. The Plan became effective upon its approval by the Company’s stockholders at a special meeting of stockholders on March 21, 2018. The Board is requesting stockholder approval for the Equity Incentive Plan Amendment.

The Board believes that equity awards are a key element underlying its ability to retain, recruit and motivate key personnel who are critical to our ability to execute successfully and implement our corporate objectives. After reviewing the Plan, the Board has determined that the current share reserve available for awards under the Plan is insufficient and limits our ability to provide equity incentives that align the interests of our directors, executive and employees with those of our stockholders and limits our ability to attract and retain talented personnel. Approval of the Equity Incentive Plan Amendment by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or the Compensation Committee of the Board (the “Compensation Committee”).

What is the Purpose of this Proposal?

The sole effect of the Equity Incentive Plan Amendment is to increase the total number of shares of common stock issuable under the Plan from 300,000 shares to 2,300,000. As of November 24, 2025, only 8,500 shares remained available for grant under the Plan. Several factors have affected the rate at which the shares authorized under the Plan have been granted, including volatility in general macroeconomic conditions and in our stock price, which has resulted in the issuance of a higher number of shares from the Plan in order to maintain incentive compensation levels that are consistent with the Company’s compensation practices and appropriate for promoting the Company’s growth and performance objectives.

As of October 31, 2025, there were 5 non-employee directors and approximately 59 employees eligible to receive awards under the Plan. Approximately 12% of our employees received equity grants from the Plan in 2024, and 100% of all equity awards were awarded as part of annual incentive payments. To date, approximately 1% of our employees received equity grants from the Plan in 2025, and 1% of all equity awards were awarded as part of annual incentive payments.

Without your approval of this Proposal, we do not anticipate having sufficient equity to grant any significant additional equity awards until stockholders approve additional shares under the Plan. Moreover, if sufficient shares are not available, we may need to increase the cash component of our annual incentive program in order to offset the decreased equity component, which would increase our cash compensation expenses over time and redirect cash that might otherwise be better deployed as a reinvestment in the Company’s business.

As of December 31, 2024, the Company had the following equity awards outstanding and shares remaining available for issuance:

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	Weighted- Average Exercise Price of Outstanding Options and Restricted Stock Units	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Number of Securities To be Issued Upon Exercise of Outstanding Options and Restricted Stock Units)
Equity Compensation Plans Approved By Security Holders	7,349	$33.63	3,473
Equity Compensation Plans Not Approved By Security Holders	-	-	-
Total	7,349	$33.63	3,473

As of October 31, 2025, the Company had the following equity awards outstanding and shares remaining available for issuance:

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	Weighted- Average Exercise Price of Outstanding Options and Restricted Stock Units	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Number of Securities To be Issued Upon Exercise of Outstanding Options and Restricted Stock Units)
Equity Compensation Plans Approved By Security Holders	108,040	$0.00	8,500
Equity Compensation Plans Not Approved By Security Holders	-	-	-
Total	108,040	$0.00	8,500

Why is the use of equity-based compensation important to the Company?

The Board believes that approving the Equity Incentive Plan Amendment is in the best interest of our stockholders. By increasing the number of shares of common stock issuable as incentive awards, we will be able to continue our practice of tying our senior leaders’ and employees’ compensation to the Company’s long-term results, performance, and financial strength through equity incentive awards, which serves to align the interests of these individuals with those of our stockholders.

At the present time, no specific determination has been made as to the grant or allocation of awards. The Compensation Committee intends to meet if the Company’s stockholders approve the Equity Incentive Plan Amendment to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors.

How will the additional shares under the Equity Incentive Plan Amendment affect our current stockholders?

We recognize that equity awards dilute existing stockholders, and, we are committed to responsibly managing the long-term aggregate potential dilution from the growth of our equity compensation program. Based on the (i) current total unvested equity awards outstanding and (ii) potential future awards under the Plan, as amended by the Equity Incentive Plan Amendment (the “Amended Equity Incentive Plan”), our aggregate potential dilution would be approximately 4.9% of fully-diluted common shares outstanding as of the Record Date.

The following tables provide additional information regarding (i) the calculation of the overhang percentage, or potential stockholder dilution and (ii) burn rate, or the measure of the Company’s annual share utilization, as compared to stock settled, time-based equity awards granted, and performance-based equity awards earned over each of the last three completed fiscal years:

Aggregate Potential Dilution	As of 10/31/25(1)
Stock options outstanding (A)	0
Total full value shares (restricted stock awards / units and performance-based RSUs) (B)	258,730
Remaining shares available for grant under the Plan (C)	8,500
Additional shares being requested under the Equity Incentive Plan Amendment (D)(2)	2,000,000
Basic common shares outstanding as of Record Date (E)	43,551,112
Aggregate potential dilution as of Record Date (fully-diluted overhang) (A+B+C+D) / (A+B+C+D+E)	4.9%

(1) Unless otherwise noted.

(2) Assuming the Equity Incentive Plan Amendment is approved by stockholders.

Share Usage	2025(1)	2024	2023	2022
Stock options granted	0	0	325	512
Time-based restricted stock awards / units granted	258,730	7,059	3,227	749
Performance-based RSUs earned	0	0	0	0
Weighted average basic common shares outstanding	106,797	7,293	5,559	3,590
Share usage rate (“burn rate”)	1%	2%	2%	2%

(1) As of October 31, 2025.

Key Features of the Amended Equity Incentive Plan

The sole effect of the Equity Incentive Plan Amendment is to increase the total number of shares of common stock issuable under the Plan from 300,000 shares to 2,300,000. No other material terms of the Plan will change. The Equity Incentive Plan Amendment is attached as Appendix A to this Proxy Statement. The full text of the Plan is attached as Annex E to the Company’s Form S-4 filed with the SEC on November 22, 2017, and the key features of the Amended Equity Incentive Plan are described in detail below.

Types of Stock Awards

The Plan provides for the grant of incentive stock options and non-qualified stock options. Stock options may be granted to employees, including officers, non-employee directors and consultants of the Company or its affiliates, except that incentive stock options may be granted only to employees.

Share Reserve

The aggregate number of shares of common stock that have been reserved for issuance under the Plan is 300,000. As of the Record Date, there are 258,730 awards granted under the Plan, of which 1,233 awards have been cancelled due to termination of employment, leaving 8,500 shares of common stock remaining for future issuance under the Plan. If a stock option award expires, terminates, is cancelled or is forfeited for any reason, the number of shares subject to the stock option award will again be available for issuance. In addition, if stock awards are settled in cash, the share reserve will be reduced by the number of shares of common stock with a value equal to the amount of the cash distributions as of the time that such amount was determined and if stock options are exercised using net exercise, the share reserve will be reduced by the gross number of shares of common stock subject to the exercised portion of the option.

Administration

The Board or a duly authorized committee thereof, has the authority to administer the Plan. Subject to the terms of the Plan, the Board or the authorized committee, referred to herein as the “committee,” determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock option awards, including the period of exercisability and vesting schedule applicable to a stock option award. Subject to the limitations set forth below, the committee will also determine the exercise price and the types of consideration to be paid for the award. The committee has the authority to modify outstanding awards under the Plan. The committee has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and to perform all other acts, including delegating administrative responsibilities, as it deems advisable to construe and interpret the terms and provisions of the Plan and any stock option award granted under the Plan. Decisions and interpretations or other actions by the committee are in the discretion of the committee and are final binding and conclusive on the Company and all participants in the Plan.

Stock Options

Incentive stock options and non-qualified stock options are granted pursuant to stock option award agreements adopted by the committee. The committee determines the exercise price for a stock option, within the terms and conditions of the Plan, provided that the exercise price shall not be less than (i) in the case of a grant of any non-qualified stock option or an incentive stock option to a key employee who at the time of the grant does not own stock representing more than 10% of the total combined voting power of all classes of our stock or of any subsidiary, 100% of the fair market value of a share of common stock as determined on the date the stock option award is granted; (ii) in the case of a grant of an incentive stock option to a key employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of our stock or of any subsidiary, 110% of the fair market value of a share of common stock, as determined on the date the stock option award is granted. The fair market value of the common stock for purposes of determining the exercise price shall be determined by the committee in accordance with any reasonable method of valuation consistent with applicable requirements of Federal tax law, including, as applicable, the provisions of Code (as defined below) Section 422(c)(8) and 409A as applicable. Stock options granted under the Plan will become exercisable at the rate specified by the committee and may be exercisable for restricted stock, if determined by the committee.

The committee determines the term of stock options granted under the Plan, up to a maximum of 10 years. The option holder’s stock option agreement shall provide the rights, if any, that such holder has to exercise the stock option at such time that such holder’s service relationship with us, or any of our affiliates, ceases for any reason, including disability, death, with or without cause, or voluntary resignation. All unvested stock option awards are forfeited if the participant’s employment or service is terminated for any reason, unless our Committee determines otherwise.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the committee and may include (i) check, bank draft or money order, or wire transfer, (ii) if the company’s common stock is publicly traded, a broker-assisted cashless exercise, or (iii) such other methods as may be approved by the committee, including without limitation, the tender of shares of our common stock previously owned by the option holder or a net exercise of the option.

Unless the committee provides otherwise, options generally are not transferable except by will, the laws of descent and distribution. The committee may provide that a non-qualified stock option may be transferred to a family member, as such term is defined under the applicable securities laws.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as non-qualified stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed 5 years from the date of grant.

Adjustments for Changes in Capital Structure and other Special Transactions

In the event of a stock dividend, stock split, or recapitalization, or a corporate reorganization in which we are a surviving corporation (and our stockholders prior to such transaction continue to own at least 50% of our capital stock after such transaction), including without limitation a merger, consolidation, split-up or spin-off, or a liquidation, or distribution of securities or assets other than cash dividends, the number or kinds of shares subject to the Plan or to any stock option award previously granted, and the exercise price, shall be adjusted proportionately by the committee to reflect such event.

In the event of a merger, consolidation, or other form of reorganization with or into another corporation (other than a merger, consolidation, or other form of reorganization in which we are the surviving corporation and our stockholders prior to such transaction continue to own at least 50% of the capital stock after such transaction), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity (other than an offer made by us), all stock options held by any option holder shall be fully vested and exercisable by the option holder.

Furthermore, the committee, either before or after the merger, consolidation or other form of reorganization, may take such action as it determines in its sole discretion with respect to the number or kinds of shares subject to the Plan or any option under the Plan.

Amendment, Suspension or Termination

The committee may at any time amend, suspend, or terminate any and all parts of the Plan, any stock option award granted under the Plan, or both in such respects as the committee shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any option holder with respect to any stock option award previously granted under the Plan without the option holder’s consent.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Amended Equity Incentive Plan.

Non-Qualified Stock Options

The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options

The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date 3 months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code of 1986, as amended (the “Code”)). The Company will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within 2 years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock

A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Units

A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, the Company will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Dividend Equivalent Rights

The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend with respect to shares of Company stock underlying a dividend equivalent right, or with respect to a stand-alone dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction.

Withholding of Taxes

The Company may withhold amounts from participants to satisfy tax withholding requirements. Except as otherwise provided by the committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control

Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Not Tax Advice

The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Amended Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Amended Equity Incentive Plan. Participants should consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them.

Accounting Treatment

Under Generally Accepted Accounting Principles (“GAAP”), the Company is required to recognize compensation expense in its financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards and restricted stock units).

Vote Required for Approval

The approval of the Equity Incentive Plan Amendment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions and broker “non-votes” will have no effect with respect to the approval of the Equity Incentive Plan Amendment Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE EQUITY INCENTIVE PLAN AMENDMENT PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Company’s stockholders previously ratified the appointment of WithumSmith+Brown, P.C. (“Withum”) as the Company’s independent registered public accountant for the fiscal year ending December 31, 2025 at the Company’s 2025 annual meeting of stockholders on June 18, 2025. However, on July 2, 2025, the Audit Committee (the “Audit Committee”) of the Company dismissed Withum as its independent registered public accountant.

On July 2, 2025, the Audit Committee approved the engagement of Grassi as the Company’s independent registered public accounting firm, effective July 9, 2025, to audit the Company’s financial statements for the year ending December 31, 2025. Representatives of Grassi, but not Withum, have been invited to virtually attend the Special Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Although we are not required to submit this Proposal to the stockholders for approval, the Board believes it is desirable that an expression of stockholder opinion be solicited and that the selection of the independent registered public accounting firm be presented to our stockholders for ratification. If the selection of Grassi is not ratified by stockholders, the Board will take that into consideration but, at this time, does not intend to engage another firm. Even if the selection of Grassi is ratified by the stockholders, the Audit Committee in its discretion could decide to terminate the engagement of Grassi and engage another firm if the committee determines that this is necessary or desirable.

Withum

Withum audited the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023. The reports of Withum on such financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception that said report included an explanatory paragraph regarding the uncertainty of the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period from January 1, 2025 to July 2, 2025, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the same period, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except as disclosed below:

As described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, during the preparation of the Company’s interim condensed consolidated financial statements for the period ended September 30, 2024, management identified a material weakness in the Company’s internal controls related to the computation of net loss attributable to common stockholders resulting in an understatement of loss per share (“EPS”) as presented on the Company’s consolidated statements of operations and comprehensive loss. In addition to the EPS computation error, accrued dividends and deemed dividends were included as a component of other comprehensive loss instead of being included in net loss attributable to common stockholders. The Company filed a 10-K/A on November 27, 2024 amending the previously filed Form 10-K for the year ended December 31, 2023, which included the impact of the identified error on previously filed Form 10-Qs for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023.

The Company provided Withum with a copy of the foregoing disclosures and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agreed with the above statements, and if not, stating the respects in which it did not agree. A copy of that letter, dated July 2, 2025, was filed with the SEC on July 9, 2025 as Exhibit 16.1 to the Company’s Current Report on Form 8-K.

Grassi

During the fiscal years ended December 31, 2024 and 2023 and through July 2, 2025, neither the Company nor anyone on the Company’s behalf consulted with Grassi with respect to (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Grassi on the Company’s financial statements, and Grassi did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Audit Fees

Audit Fees include fees billed and expected to be billed for services performed to comply with Standards of the Public Company Accounting Oversight Board, including the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q filed with the SEC. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding GAAP, and reviews and evaluations of the impact of new regulatory pronouncements.

Tax Fees

Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

Withum Fees in 2023 and 2024

	2024	2023
Audit Fees	$391,840	$291,422
Audit-Related Fees	61,441	74,070
Tax Fees	48,334	–
Total	$501,615	$365,492

Grassi Fees in 2023 and 2024

The Company did not pay any audit fees, audit-related fees, or tax fees to Grassi during the fiscal years ended December 31, 2024 and 2023.

Pre-Approval of Services

The Audit Committee appoints the independent accountants each year and pre-approves all services to be provided to us by our independent accountants. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of our chief financial officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from our securities counsel that the services are not among those that our independent accountants have been prohibited from performing under SEC rules. After engaging in this process, the members of the Board of Directors determine to approve or disapprove the engagement of the auditors for the proposed services. The audit-related fees and all other fees described above were approved as part of the Company’s engagement of Withum and Grassi, as applicable.

Vote Required for Approval

The approval of the Ratification of Accountants Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions and broker “non-votes” will have no effect with respect to the approval of the Ratification of Accountants Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ACCOUNTANTS PROPOSAL.

PROPOSAL NO. 4

APPROVAL OF THE AGEAGLE AERIAL SYSTEMS INC. EMPLOYEE STOCK PURCHASE PLAN

On November 24, 2025, the Board approved the ESPP, subject to approval of our stockholders. The ESPP will become effective upon its approval by the Company’s stockholders. The Board is requesting stockholder approval for the ESPP. This summary is not a complete description of all provisions of the ESPP and is qualified in its entirety by reference to the ESPP itself. The ESPP is attached as Appendix B to this Proxy Statement.

The purpose of the ESPP is to attract the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success by purchasing shares of common stock on favourable terms. The ESPP would be open to a broad base of full-time employees and would help further align their financial interests with those of existing stockholders. The ESPP also provides that we may elect to exclude our executive officers from participation in the ESPP.

General

The Company intends to make offerings under the ESPP that are intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. During regularly scheduled “offerings” under the ESPP, participants will be able to request payroll deductions and then expend the accumulated deduction to purchase a number of shares of our common stock at a discount and in an amount determined in accordance with the ESPP’s terms. We believe that the adoption of the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock, thereby helping to align their financial interests with those of existing stockholders, and will enable us to attract, retain and motivate our employees.

Shares Available for Issuance

The maximum aggregate share reserve under the ESPP available for purchase shall be equal to 500,000 shares of common stock. The maximum aggregate number of shares available for purchase under the ESPP will be subject to certain adjustments in the event that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or other change in the Company’s structure affecting the common stock, occurs. Any increase in the aggregate number of shares of stock to be issued under the ESPP is subject to the approval of the Company’s stockholders.

Administration

The ESPP will be administered by the Committee (as defined in the ESPP). The Committee has the authority to construe and interpret the ESPP, prescribe, amend and rescind rules relating to the ESPP’s administration and take any other actions necessary or desirable for the administration of the ESPP including, without limitation, adopting sub-plans applicable to particular subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the ESPP, and decisions of the Committee will be final and binding on all persons.

Eligibility

Employees who (i) have been employed by the Company or a subsidiary for at least 2 years and (ii) are customarily employed for at least 20 hours per week are eligible to participate in the ESPP. However, we are allowed to exclude “highly compensated employees” of the Company (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensation employees. We expect to exclude our executive officers from participating in the ESPP. Excluding executive officers, there were approximately 52 employees who would be eligible to participate in the ESPP as of November 24, 2025.

Each eligible employee will be able to authorize payroll deductions from his or her paycheck in an amount equal to at least 1%, but not more than 10% of his or her compensation on each pay day occurring during an Offering Period (as defined below) (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). At the beginning of each Offering Period, each participating employee will be granted an option to purchase a number of shares of common stock determined by dividing such employee’s accumulated payroll deductions by the applicable purchase price. Notwithstanding the foregoing, no eligible employee will be granted such an option if (i) immediately after the grant of the option, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate that exceeds $10,000 of the fair market value of such stock (determined at the time the option is granted) in any calendar year. In addition, no employee will be permitted to purchase more than 2,500 shares of common stock during an Offering Period (subject to adjustment in accordance with the terms of the ESPP).

Offering Periods and Purchase Price

The ESPP will be implemented by a series of Offering Periods, each of which will be 6 months in duration, with new periods commencing on or about January 1st and July 1st of each year (or such other times as determined by the Committee) (each, an “Offering Period”). The Committee may also specify Offering Periods with a duration of not more than 27 months and may specify shorter purchase periods within each offering. During each period, payroll deductions will accumulate, without interest. If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of common stock will be returned to the applicable employees (without interest, except as otherwise required by law).

On the last day of each period, accumulated payroll deductions will be used to purchase shares of the Company’s common stock for participating employees. For purposes of the ESPP, the purchase price will be equal to the lesser of (i) 90% (or such greater percentage as designated by the Committee) of the fair market value of a share of common stock on the first trading day of the applicable Offering Period or (ii) 90% (or such greater percentage as designated by the Committee) of the fair market value of a share of common stock on the date such a share is purchased. The fair market value of the Company’s common stock for this purpose will generally be the closing price on The New York Stock Exchange as reported by the Wall Street Journal for the date in question, or if such date is not a trading day, for the last trading day before the date in question.

Corporate Reorganization

In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new date on which the Offering Period will end.

Amendment and Termination

The ESPP will automatically terminate on the 10-year anniversary of its effective date. In addition, the Committee may, in its sole discretion, suspend or terminate the ESPP at any time and for any reason. Any amendment is subject to the approval of the Company’s stockholders only to the extent required under applicable law or regulation, including Section 423 of the Code.

New Plan Benefits

Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the ESPP in the future are not determinable and no awards have been granted that are contingent on stockholder approval of the ESPP.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the ESPP.

The ESPP is intended to comply with Section 423 of the Code. A participant in the ESPP generally recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within 2 years from the first day of the applicable offering period or within 1 year from the exercise date, which we refer to as a “disqualifying disposition,” the participant will generally realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will generally be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares at the time the option was granted over the amount paid and (ii) the excess of the amount actually received for the shares of our common stock over the amount paid. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

Although the ESPP is intended to comply with Section 423 of the Internal Revenue Code, the Committee may authorize offerings that are not intended to comply with Section 423 of the Internal Revenue Code, in which case different tax consequences will apply. In this case, upon the purchase of shares under the ESPP, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid by the employee for such shares, and the Company will be entitled to a corresponding deduction for federal income tax purposes. In addition, upon the disposition of such shares, the employee will recognize a capital gain or loss in an amount equal to the difference between the selling price of such shares and the fair market value of such shares on the date of purchase.

We or our subsidiaries will generally be entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, neither us nor our subsidiaries will be allowed a deduction.

Furthermore, the ESPP requires each participating employee to provide us with prompt written notice of any disposition or other transfer of shares of common stock acquired pursuant to the exercise of an option acquired under the ESPP, if such disposition or transfer is made within 90 days after the first trading day of an Offering Period or within 90 days after the conclusion of an Offering Period.

Vote Required for Approval

The approval of the ESPP Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions and broker “non-votes” will have no effect with respect to the approval of the ESPP Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ESPP PROPOSAL.

OTHER INFORMATION

The 2024 Annual Report, excluding exhibits, will be mailed without charge to any stockholders entitled to vote at the Special Meeting, upon written request to Alison Burgett, AgEagle Aerial Systems Inc., 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226.

Important Notice Regarding Delivery of Stockholders Documents

If your shares are held in street name, your broker, bank, custodian, or other nominee holder may, upon request, deliver only one copy of this Proxy Statement to stockholders to multiple stockholders sharing an address, absent contrary instructions from one or more of the stockholders. The Company will, upon request, deliver a separate copy of the proxy materials to a stockholder at a shared address to which a single copy was delivered, upon written or oral request, to Alison Burgett, AgEagle Aerial Systems Inc., 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226. Stockholders sharing an address and receiving multiple copies of the proxy materials who wish to receive a single copy should contact their broker, bank, custodian or other nominee holder.

Other Matters to Be Presented at the Special Meeting

The Company did not have notice, as of the date of this Proxy Statement, of any matter to be presented for action at the Special Meeting, except as discussed in this Proxy Statement. The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Special Meeting.

Stockholder Proposals for Next Annual Meeting

Under Rule 14a-8 of the Exchange Act, stockholder proposals intended to be included in the proxy statement for the next annual meeting must be received at the Company’s executive office, 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226, no later than December 29, 2025 (120 days prior to the date that we commence mailing the 2025 proxy statement). If next year’s annual meeting is held on a date that is 30 days or more from June 16, 2026, any stockholder proposal must be received at a reasonable time before the Company prints or mails its proxy materials for such meeting. Any such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act.

Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2026 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information, including information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A, at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is April 17, 2026.

The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s Board of Directors for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by March 14, 2026.

Nothing in this Proxy Statement will be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

By Order of the Board of Directors,

/s/ Grant Begley
Grant Begley
Chairman of the Board of Directors

December 9, 2025

APPENDIX A: EQUITY INCENTIVE PLAN AMENDMENT

AMENDMENT

TO THE

2017 OMNIBUS EQUITY INCENTIVE PLAN

April 14, 2025

WHEREAS, AgEagle Aerial Systems Inc. (the “Company”) established the 2017 Omnibus Equity Incentive Plan (as amended, the “2017 Plan”) to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders;

WHEREAS, there are currently 300,000 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), authorized for issuance under the 2017 Plan;

WHEREAS, the Company desires to amend the 2017 Plan to increase the amount of Common Stock authorized for issuance under the 2017 Plan by an additional 2,000,000 Shares (the “Equity Incentive Plan Amendment”); and

WHEREAS, Article XVI of the 2017 Plan permits the Company’s Board to alter or amend the 2017 Plan or any part thereof from time to time, subject to approval by the Company’s stockholders, as applicable.

NOW THEREFORE, the 2017 Plan is hereby amended as set forth below:

1.	Section 5.1 of the 2017 Plan is hereby amended in its entirety and replaced as follows:

“Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of Shares that may be issued under the Plan shall not exceed Two Million Three Hundred Thousand (2,300,000) Shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Shares subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to Awards of Options under Article VII and/or Stock Appreciation Rights under Article XIV, in either or both cases granted to any one person during any calendar year, shall be 500,000 Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options or Stock Appreciation Rights to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code, any Shares subject to Options or Stock Appreciation Rights that are canceled or re-priced.”

2.	In all other respects, the provisions of the 2017 Plan shall remain in full force and effect.

3.	Capitalized terms used but not otherwise defined in this Equity Incentive Plan Amendment shall have the meanings ascribed to them in the 2017 Plan.

APPENDIX B: AGEAGLE AERIAL SYSTEMS INC. EMPLOYEE STOCK PURCHASE PLAN

AGEAGLE AERIAL SYSTEMS INC. EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. This AgEagle Aerial Systems Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide certain employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

2. Definitions.

“Board or Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” means AgEagle Aerial Systems Inc., a Nevada corporation, including any successor thereto.

“Compensation” means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards.

“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining stockholder approval in accordance with Section 19.11 hereof.

“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

“Eligible Employee” means an Employee who (i) has been employed by the Company or a Participating Subsidiary for at least two (2) years and (ii) is customarily employed for at least twenty (20) hours per week. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.

“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.

“Offering or Offering Period” means a period of six months beginning each January 1st and July 1st of each year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.

“Participant” means an Eligible Employee who is actively participating in the Plan.

“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.

“Plan” means this AgEagle Aerial Systems Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

“Purchase Date” means the last Trading Day of each Offering Period.

“Purchase Price” means an amount equal to the lesser of (i) ninety percent (90%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) ninety percent (90%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

3. Administration. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

4. Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $10,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

5. Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.

6. Participation.

6.1 Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 10% of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

6.2 Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the Purchase Date. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next Offering Period.

6.3 Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 10, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.

7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 2,500 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13 of the Plan).

8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.

9. Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a stockholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10. Withdrawal.

10.1 Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.

10.2 Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11. Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty (30) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within thirty (30) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

13. Shares Reserved for Plan.

13.1 Number of Shares. A total of 500,000 shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.

13.2 Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16. Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

17. Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.

18. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

18.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.

18.2 Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

18.3 Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

19. General Provisions.

19.1 Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

19.2 No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

19.3 Rights as Stockholder. A Participant will become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a stockholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above.

19.4 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

19.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

19.6 Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

19.7 Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within ninety (90) days after the Offering Date or within ninety (90) days after the Purchase Date.

19.8 Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten (10) years.

19.9 Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

19.10 Applicable Law. The laws of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

19.11 Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

19.12 Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

19.13 Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

19.14 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

AgEagle Aerial Systems Inc.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE –
www.proxypush.com/UAVS
Use the Internet to vote your proxy until 11:59 p.m. (ET) on January 21, 2026.
Scan code below for mobile voting.

PHONE – **1-866-883-3382**
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on January 21, 2026.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

FPO

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. To approve the issuance of shares of the Company's common stock, par value $0.001, issuable upon the conversion of 100,000 shares of the Company's Series G Convertible Preferred Stock, par value $0.001 per share, with an initial conversion price equal to $1.23 per share	☐ For	☐ Against	☐ Abstain
2. To approve an amendment to the 2017 Omnibus Equity Incentive Plan to increase the number of shares authorized for issuance by 2,000,000 shares	☐ For	☐ Against	☐ Abstain
3. To ratify the appointment of Grassi & Co., CPAs, P.C. as the Company's independent accountants for the fiscal year ending December 31, 2025	☐ For	☐ Against	☐ Abstain
4. To approve the AgEagle Aerial Systems Inc. Employee Stock Purchase Plan	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

AGEAGLE AERIAL SYSTEMS INC.

SPECIAL MEETING OF STOCKHOLDERS

Thursday, January 22, 2026
2:00 p.m. Eastern Time

To register for the virtual meeting, please follow the instructions below:

- Visit **register.proxypush.com/UAVS** on your smartphone, tablet or computer.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.
- After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

AGEAGLE AERIAL SYSTEMS INC. 8201 E. 34th Street North, Suite 1307
Wichita, Kansas 67226

proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on January 22, 2026.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint William Irby and Alison Burgett, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.